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                                   FORM 8-K
                                   --------



                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                CURRENT REPORT
                                --------------



                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



Date of Report (date of earliest event Reported) May 1, 1995
                                                 -----------




                        THE COLUMBIA GAS SYSTEM, INC.
                        -----------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                    1-1098            13--1594808
- - ----------------------------        -----------     -------------------
(State of other jurisdiction        (Commission       (IRS Employer
      of incorporation)             File Number)    Identification No.)


               20 Montchanin Road, Wilmington, Delaware  19807
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                   (Address of principal executive offices)


Registrant's telephone number, including area code (302) 429-5000
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Item 5.  Other Events

         Information contained in three News Releases; one dated April 27, 1995, and two dated April 28, 1995, is incorporated herein by reference.
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         The Columbia Gas System, Inc.
                                         -----------------------------
                                                  (Registrant)




                                         By     /s/ R. E. Lowe
                                           ---------------------------
                                                    R.E. Lowe
                                                    Vice President and
                                                    Controller

Date:  May 1, 1995
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Contacts:          Media -     W. R. McLaughlin (302) 429-5443
                               H. W. Chaddock (302) 429-5261
                   Analysts -  T. L. Hughes (302) 429-5363
                               K. P. Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                             April 27, 1995





      COLUMBIA GAS ASKS BANKRUPTCY COURT TO APPROVE PRODUCER SETTLEMENT


         WILMINGTON, DEL. -- Columbia Gas Transmission Corporation and The Columbia Gas System, Inc., (NYSE:CG) today asked the Bankruptcy Court in Delaware to approve a settlement agreement with major producer creditors of Columbia Gas Transmission that is a cornerstone of the Chapter 11 reorganiza-tion plans filed by the two companies on April 17, 1995.

         The agreement is signed by virtually all of the largest producer creditors who filed claims against Columbia Transmission. These producers represent more than 80 percent of the producer creditor claims filed against Columbia Transmission and 80 percent of the approximately $1.2 billion that its amended reorganization plan proposes to distribute to resolve producer claims.

         The court's approval of the settlement will allow both companies to take a significant step towards confirmation of their reorganization plans while also providing a process whereby other non-settling producers can resolve their claims on the same basis as the settling producers.

         The two companies have asked the court to hold hearings on the settlement on June 15 and 16, 1995. They also asked the court to defer further proceedings in the previously-established claims estimation process until after the court has ruled on approval of the producer settlement.

          The Columbia Gas System, Inc., and Columbia Gas Transmission Corporation have been operating as debtors in possession under Chapter 11 of the U. S. Bankruptcy Code since July 31, 1991.


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Contacts:          Media -     W. R. McLaughlin (302) 429-5443
                               H. W. Chaddock (302) 429-5261
                   Analysts -  T. L. Hughes (302) 429-5363
                               K. P. Murphy (302) 429-5471


(FOR RELEASE AFTER 1 P.M. EDT)                                    April 28, 1995




       COLUMBIA SHAREHOLDERS TOLD POSITIVE OPERATING RESULTS DEMONSTRATE
           BUSINESS UNITS 'IN TUNE WITH NEW COMPETITIVE MARKETPLACE'

           REORGANIZATION PLANS TERMED 'WATERSHED EVENT' FOR COLUMBIA


         WILMINGTON, DEL. -- Chairman John H. Croom told shareholders attending the annual meeting of The Columbia Gas System, Inc., (NYSE:CG) here today that the company's operating units are "in tune with the new competitive marketplace" and that this is demonstrated by the System's positive operating results.

         Speaking at his 11th Shareholders' Meeting as chairman, chief executive officer and president, Croom, who retires at the end of April, termed the recent filing of Chapter 11 reorganization plans by the Corporation and Columbia Gas Transmission Corp., its principal pipeline subsidiary, a "watershed event." He described it as "more than a significant step towards returning the Corporation to a more normal course of business. It is the final step in a process that replaces our company's old utility-mind-set-driven business and its legacies of non-market-sensitive gas contracts with a vibrant, flexible, cost-efficient corporation."

         Oliver G. Richard III, who becomes the Corporation's chairman, chief executive officer and president at the close of business today, was introduced to shareholders at the meeting.

         During the meeting, Croom announced that he was resigning as a director of the Corporation because "I feel strongly that my successor should have the freedom to employ his own initiatives and have accountability to an independent board of outside directors."

         Croom said Columbia's business units have been able to stay in the vanguard of the industry while operating under
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Chapter 11 because of an effective strategic planning process implemented in the mid-1980s, the initiation of continuous improvement programs that have enabled the operating units to be more efficient and effective, and a new forward-looking, can-do corporate culture.

                               FINANCIAL OUTLOOK

         Chief Financial Officer Michael W. O'Donnell reported preliminary results for the first quarter of 1995 which he said were "strong" due to the fundamental strength of the Corporation's basic business units. He said final first quarter results would be released in about a week.

         O'Donnell projected that net income for the first quarter of 1995 would be approximately $129 million or $2.55 per share. He pointed out this is only slightly below actual earnings of $135 million or $2.66 per share during the first quarter of 1994, which were "among the strongest" the company ever recorded. Adjusted for unusual items, bankruptcy-related charges and unrecorded interest expense, net income for the quarter is expected to be $96 million or $1.90 a share, which is $7 million below adjusted income for the previous period.

         O'Donnell said he was particularly encouraged by the quarter's results since they were attained despite average weather being 12 percent warmer and gas prices 18 percent lower than during the same period last year.

         He estimated transmission segment operating income for the first quarter would be about $77 million, down $10 million from the first quarter of 1994; distribution income would be approximately $116 million, a $4 million improvement; and the oil and gas segment, which had operating income of $12 million in the first quarter of 1994, would experience a loss of about $50,000.

         O'Donnell told shareholders that the positive operating results Columbia has experienced over the past three years while operating under Chapter 11 are "the building blocks for the Chapter 11 reorganization plans."

         He said the Corporation is confident that it will emerge from Chapter 11 with investment grade debt ratings. He pointed to earnings that have improved from $1.01 per share in 1992 to $4.76 per share last year and to the more than $1 billion that has been invested in Columbia's business units and the more than $1.5 billion of cash that has been accumulated since filing for Chapter 11.

         O'Donnell emphasized the favorable position that confirmation of the reorganization plans will provide the Corporation. He said that in addition to the substantial claims
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filed by producers against Columbia Gas Transmission Corp., the plan resolves most of the other significant liabilities pending against the company, including regulatory litigation dating back to the early 1980s and all tax issues prior to 1990. "The removal of these contingencies gives us added strength," O'Donnell said.

         The Columbia Gas System, Inc., is one of the nation's largest diversified natural gas companies. Subsidiary companies are engaged in the exploration, production, distribution, purchase, storage and transmission of natural gas and other energy operations, such as cogeneration. The Corporation and Columbia Transmission have been operating as debtors-in-possession under Chapter 11 of the Bankruptcy Code since July 31, 1991. Both companies filed plans of reorganization April 17, 1995.


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Contacts:          Media -     W. R. McLaughlin (302) 429-5443
                               H. W. Chaddock (302) 429-5261
                   Analysts -  T. L. Hughes (302) 429-5363
                               K. P. Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                             April 28, 1995


            COLUMBIA SHAREHOLDERS ELECT DIRECTORS AND ACCOUNTANTS; CORPORATE CHARTER AMENDMENT FAILS TO GET NEEDED MAJORITY

         WILMINGTON, DEL. -- Shareholders of The Columbia Gas System, Inc., (NYSE:CG) reelected five outside directors to three-year terms and approved Arthur Andersen LLP as its independent public accountants at their annual meeting here today.

         Although approved by a substantial majority of the votes cast by shareholders, an amendment to the company's Certificate of Incorporation that had been proposed to permit implementation of a shareholder rights plan failed because passage required a majority of the 50.6 million shares of common stock that are outstanding.

         The rights plan was proposed to give the Board of Directors additional flexibility in deterring any opportunistic acquirer who might seek to take advantage of the fact that the true value of the company might be discounted as it emerges from Chapter 11.

         Directors that were reelected were:

         Richard F. Albosta, 58, consultant and former chairman, president and chief executive officer of Enserch Environmental Corp.; Malcolm Jozoff, 55, chairman and chief executive officer of Lenox Incorporated; George P. MacNichol, III, 71, retired officer and director of Libbey-Owens-Ford Company; Gerald E. Mayo, 62, chairman, president and chief executive officer of Midland Financial Services; and Douglas E. Olesen, 56, president and chief executive officer of Battelle Memorial Institute.

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